NEWS RELEASE

For More Information Contact:

Frank B. O’Neil	Karen M. Murphy, Esq.
Sr. Vice President, Corporate Communications & Investor Relations	Sr. Vice President, Risk Services and Marketing
800.282.6242 · 205.877.4461 · foneil@ProAssurance.com	800.356.1886 · 703.652.1300 · kmurphy@Medmarc.com

ProAssurance Completes Medmarc Transaction

BIRMINGHAM, AL and CHANTILLY, VA - (PR Newswire) – January 2, 2013 – ProAssurance Corporation (NYSE: PRA) announced today that its acquisition of Medmarc Insurance Group (Medmarc) was completed effective January 1, 2013. Under terms of a previously announced agreement, Medmarc became part of ProAssurance through a $153.7 million, all cash, sponsored demutualization that provides Medmarc’s Eligible Members with cash payments of $146.2 million and future policy credits of $7.5 million.

Medmarc is one of the nation’s leading underwriters of products liability insurance for medical technology and life sciences companies, which will broaden the range of ProAssurance’s insurance products to cover the wide spectrum of healthcare risks required by a rapidly evolving healthcare environment.

“We are pleased to bring Medmarc’s recognized leadership and expertise into ProAssurance,” said Stan Starnes, the Chairman and Chief Executive Officer of ProAssurance. Starnes added, “The delivery of healthcare is one of the most dynamic industries in America and Medmarc will greatly enhance our ability to respond to these new risks. Further, Medmarc’s book of legal professional liability business will expand our existing lawyers’ professional liability line and provide us with additional premium growth opportunities.”

Mary Todd Peterson, the President and Chief Executive Officer of Medmarc, said, “The financial strength of ProAssurance gives Medmarc further credibility in an industry where we are already recognized as a leader. We see great opportunity ahead as we combine our deep expertise and creativity in structuring products liability solutions for medical technology and life sciences companies, with the balance sheet strength and rating of ProAssurance.”

ProAssurance is funding the transaction with $125 million of secured borrowing drawn from an existing credit facility. Securities previously considered for liquidation to fund the transaction are being used to secure the loan and will yield a rate of return higher than the cost of borrowing over the loan’s projected life.

Ms. Peterson along with the company’s other key executives will continue in their current roles at Medmarc. Medmarc’s operations will remain in Chantilly, Virginia.

The sponsored demutualization converted Medmarc into a non-public stock company. Simultaneously, under the terms of the Stock Purchase Agreement, ProAssurance purchased all of Medmarc’s newly authorized stock for a cash price of $153.7 million. Medmarc will use the cash received from ProAssurance to provide Eligible Members with cash payments and future policy credits as outlined in the Plan of Conversion. The Plan of Conversion defines an Eligible Member as a medical technology or life sciences company with an in-force policy issued by a Medmarc company at any time from December 31, 2010 through June 30, 2012. Policies with effective dates between June 27, 2012 and June 30, 2012, must have had a quote issued on or before June 26, 2012.

ProAssurance’s financial advisor in the transaction is Wells Fargo Securities; Burr & Forman is serving as legal advisor to ProAssurance. Medmarc’s financial advisor is Sandler O'Neill + Partners, L.P. and its legal advisor is Luse Gorman Pomerenk & Schick, P.C.
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About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past five years.

ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the mergers of Medmarc and Independent Nevada Doctors Insurance Exchange (IND) into ProAssurance and include, but are not limited to, the following:

·	the businesses of ProAssurance and Medmarc or ProAssurance and IND may not be integrated successfully, or such integration may take longer to accomplish than expected;

·	the cost savings from either transaction may not be fully realized or may take longer to realize than expected;

·	operating costs, customer loss and business disruption following either or both transactions, including adverse effects on relationships with employees, may be greater than expected.

The following important factors are among those that could affect the actual outcome of other future events:

·	changes in general economic conditions;

·	our ability to maintain our dividend payments;

·	regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;

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·	the enactment or repeal of tort reforms;

·	formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;

·	the impact of deflation or inflation;

·	changes in the interest rate environment;

·	changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;

·	changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;

·	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

·
changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board;

·	changes in laws or government regulations affecting medical professional liability insurance or the financial community;

·	the effects of changes in the healthcare delivery system, including but not limited to the Patient Protection and Affordable Care Act;

·	consolidation of healthcare providers and entities that are more likely to self insure and not purchase medical professional liability insurance;

·	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;

·	changes in the availability, cost, quality, or collectability of insurance/reinsurance;

·	the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;

·	allegation of bad faith which may arise from our handling of any particular claim, including failure to settle;

·	loss of independent agents;

·	changes in our organization, compensation and benefit plans;

·	our ability to retain and recruit senior management;

·	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

·	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;

·	provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or may impede a takeover;

·	state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;

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·
taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal expense and, if our defense is not successful, additional tax costs, including interest and penalties; insurance market conditions may alter the effectiveness of our current business strategy and impact our revenues; and

·
expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption; loss of customers, employees and key agents; increased operating costs or inability to achieve cost savings; and assumption of greater than expected liabilities, among other reasons.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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